SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 15, 2001

e-Synergies, inc.

(Exact name of registrant as specified in its charter)

California		91-2021595
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

3 Corporate Plaza, Suite 250, Newport Beach, CA	92660
(Address of principal executive offices)	(zip code)

Registrant's Telephone Number, including Area Code:	800-715-9999

N/A

(Former name or former address, if changed since last report)

Item 2.        Acquisition or Disposition of Assets.

TRANSACTION

On November 15, 2001, e-Synergies, inc. (“e-Synergies”) consummated the acquisition of e2 Communications, Inc., a Texas corporation (“e2”), provided for in the Plan and Agreement of Merger dated October 12, 2001, as amended (the "Merger Agreement"), by and among e-Synergies, e2 Acquisition Corp., a Texas corporation and wholly owned subsidiary of e-Synergies (“e2 Acquisition”), and e2.  Pursuant to the Merger Agreement, e2 Acquisition merged with and into e2 and e2 became a wholly owned subsidiary of e-Synergies.  In connection with the transaction, e-Synergies issued 6,381,006 shares of its Common Stock, $.00001 par value (“Common Stock”), to all holders of more than 3,000 shares of common stock of e2 in exchange for such common stock and an aggregate of $18,920 in cash to all holders of 3,000 or less shares of common stock of e2 in exchange for such shares.  Certain of the foregoing shares of e-Synergies Common Stock are being held in escrow to secure e2's indemnification obligations under the Merger Agreement.

The consideration set forth above was determined by arms length negotiations between the executive management of e-Synergies and the executive management of e2.

The description of the Merger Agreement set forth herein is qualified in its entirety by reference to the copy of the Merger Agreement which is filed as an exhibit to this Report and which is incorporated herein by reference.

e2, founded in 1997, is a leading provider of email marketing infrastructure.  Its leading edge technology and sales channels are creating a new class of Internet infrastructure in both technology and services.  Its solution resolves both the problems of costly email technology development and market scalability by providing a turnkey and private-labeled solution both for businesses directly and for resellers who are already helping customers solve their communication challenges.

e2’s flagship product, e2Mail®, is a collection of specialized architectures, programs, systems and procedures that provide the hosted infrastructure that supports a diverse client base.  Based on Microsoft Windows 2000 and SQL Server foundations, these components are designed to operate as a massively parallel effort that does not require a large central processing server typical of many Unix environments.  Supported by operations and development staff, e2Mail offers a hosted and turnkey solution that continues to evolve to address new opportunities.  e2's specialized servers and specialized interfaces make e2Mail a versatile solution to a variety of needs.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

                     a.                      Financial Statements of Business Acquired.

It is impractical to provide the required financial statements of e2 at this time. The registrant intends to file such financial statements as soon as is practical, but not later than 60 days after this report on Form 8-K is filed with the Commission.

                     b.                      Pro Form Financial Information.

It is impractical to provide the required pro forma financial statements at this time. The registrant intends to file such pro forma consolidated financial statements for itself and its wholly-owned subsidiaries as soon as is practical, but not later than 60 days after this report on Form 8-K is filed with the Commission.

                     c.                     Exhibits.

7.1                           Plan and Agreement of Merger dated October 12, 2001, by and among e-Synergies, e2 Acquisition and e2.

7.2                           List of omitted schedules/exhibits to Plan and Agreement of Merger.

7.3                           Amendment dated November 14, 2001 to Plan and Agreement of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 28, 2001

e-Synergies, inc.

By:  /s/  Thomas Ronk

Name:     Thomas Ronk

Title:                  President

EXHIBIT INDEX

Exhibit                                    Description

7.1                           Plan and Agreement of Merger dated October 12, 2001, by and among e-Synergies, e2 Acquisition and e2.

7.2                           List of omitted schedules/exhibits to Plan and Agreement of Merger.

7.3                           Amendment dated November 14, 2001 to Plan and Agreement of Merger.